EXHIBIT 99.1

Contact:	Cory Armand (866) 765-8583

ORTHODONTIC CENTERS OF AMERICA
ANNOUNCES FIRST QUARTER 2003 RESULTS

METAIRIE, Louisiana (May 15, 2003) – Orthodontic Centers of America, Inc. (NYSE: OCA) today announced its financial results for the quarter ended March 31, 2003.

     Bart Palmisano, Sr., Chief Executive Officer, said, “We are pleased with our results for the first quarter, which reflect strong operational performance and the ongoing integration of affiliated practices from the OrthAlliance merger. Our results now exclude the temporary benefit we received in the first quarter of 2002 from OrthAlliance practices that have departed, and we believe we now have a more stable and visible base of affiliated practices to build upon. Operationally, it’s ‘business as usual’ here at OCA as we continue to serve and help to expand our existing affiliated practices and recruit new growth-oriented affiliates.”

     For the first quarter of 2003, fee revenue was $100.6 million, generating net income of $14.9 million and earnings per diluted share of $0.30. During the first quarter of 2003, the Company recorded $0.7 million in non-cash asset impairment charges, primarily associated with the closing of centers, and $0.5 million in net losses on the disposition of assets.

     Mr. Palmisano commented, “With all of the changes and dramatic growth that we have gone through in the last two years, the Company is the strongest that it has ever been. Now that our changes are for the most part complete, we have reached a point where we look forward to continuing growing our business in the future. The market for orthodontic and pediatric dental patients is very strong, and we are focused on taking advantage of this market.”

     As of March 31, 2003, the Company was affiliated with 371 practices. Comparable center fee revenue growth was 11.4% for the first quarter of 2003, reflecting the inclusion of OrthAlliance affiliated practices, which are typically more mature practices, for the first time in the comparable center fee revenue growth calculation. Included in the comparable center fee revenue growth calculation were 713 affiliated centers for the quarter ended March 31, 2003, as compared with 565 affiliated centers for the quarter ended March 31, 2002.

     In closing, Mr. Palmisano added, “In comparison to the fourth quarter of 2002, which was an unusual quarter in terms of lost revenue and higher expenses, we view the first quarter of 2003 financial results as more reflective of our normal operations, excluding the charges and losses on the disposition of the assets. Also, I am pleased to report that new affiliations and associate recruiting have been positive. From an operational perspective, the Company is quite healthy, and we are looking forward to expanding the market for our business services in the future.”

-MORE-

OCA Announces First Quarter 2003 Results

May 15, 2003

     The Company has scheduled a conference call on Friday, May 16, 2003, at 10:00 a.m. (Eastern Time) to discuss its first quarter financial results. The following are the call-in details:

Event:	First Quarter 2003 Earnings Conference Call
Date:	Friday, May 16, 2003
Time:	10:00 a.m. (Eastern Time)
Phone Access:	(212) 346-6447

     You may listen to the call through the Internet by logging on the First Call Events (www.firstcallevents.com) website. A telephonic replay of the call may be accessed by dialing 1-800-633-8284 and entering access code 21140789. The replay will be available from 12:00 noon Eastern Time until midnight on Friday, May 16, 2003. The conference call will also be available through the Company’s website at www.4braces.com or at www.firstcallevents.com/service/ajwz379163545gf12.html. A 30-day online replay will be available approximately two hours following the conclusion of the live broadcast.

     The Company’s annual report to stockholders for the year ended December 31, 2002, entitled “Questions & Answers” is available on OCA’s website at www.4braces.com, in the Investors’ Corner. Please view the online version or request a hard copy online. The Company will promptly fulfill your request.

     Orthodontic Centers of America, Inc., founded in 1985, is the leading provider of business services to orthodontists and pediatric dentists. As of March 31, 2003, the Company’s affiliated practices provide treatment to over 537,000 patients in 371 affiliated practices throughout the United States and in Japan, Mexico, Spain and Puerto Rico. For additional information on Orthodontic Centers of America, Inc., visit the Company’s web site: http://www.4braces.com.

     Certain statements contained in this release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology, such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” or “intend.” These forward-looking statements include, without limitation, those relating to the Company’s growth, ability to recruit affiliated practitioners and associate practitioners, market for business services and the OrthAlliance merger. We caution you not to place undue reliance on the forward-looking statements contained in this release in that actual results could differ materially from those indicated in such forward-looking statements, due to a variety of factors. Those factors include, but are not limited to, potential adverse changes in the Company’s financial results and conditions, adverse outcomes of litigation pending against the Company and OrthAlliance or inability to resolve that litigation on terms favorable to the Company, adverse changes in general economic conditions and business conditions, inability or delay in successfully integrating OrthAlliance’s affiliated centers and practices, changes in the Company’s operating or expansion strategy, disruption of the Company’s relationships with its affiliated practitioners or loss of a significant number of the Company’s affiliated practitioners, inability or delay in successfully executing the Company’s strategies, inability to attract and retain qualified management, personnel and affiliated practitioners, inability to effectively market the services of the Company and its affiliated practices, impact of competition and existing and future regulations affecting orthodontics, pediatric dentistry and the Company’s business, and other risks detailed from time to time in the Company’s press releases, Annual Report on Form 10-K for the year ended December 31, 2002, and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

-MORE-

OCA Announces First Quarter 2003 Results

May 15, 2003

ORTHODONTIC CENTERS OF AMERICA, INC.
UNAUDITED FINANCIAL HIGHLIGHTS AND SELECTED OPERATING STATISTICS
(Dollars in thousands)

	Three Months Ended
	March 31,

			Percent
	2003	2002	Change

Total new patient balances (1)	$177,877	$187,968	(5.4)%
Patient interval days (2)	45.6	47.5	(4.0)%
Affiliated practices at period end	371	376	(1.6)%
Comparable center fee revenue growth (3)	11.4%	19.1%	N/A
Comparable mature center fee revenue growth (4)	16.1%	10.0%	N/A
Patient count activity at affiliated practices: (5)
Number of patients under treatment – beginning of period	544,158	484,025	12.4%
New patient cases (6)	55,206	58,655	(5.9)%
Patients who completed treatment	(37,768)	(33,678)	12.1%
Patients who discontinued treatment	(12,987)	(9,820)	32.3%
Patients of exited or non-depositing practices	(11,026)	—	N/A

Number of patients under treatment – end of period	537,583	499,182	7.7%

(1)	Amounts represent the total treatment fees under patient contracts initiated by affiliated practices during the periods presented.

(2)	Amounts represent the average number of days between patients’ visits to affiliated practices for treatment.

(3)	Amounts represent the growth in fee revenue in the indicated period relative to the comparable prior-year period by centers that were affiliated with the Company throughout each of the two periods being compared.

(4)	Amounts represent the comparable center fee revenue growth only for centers affiliated with the Company for at least 26 months.

(5)	The patient count activity statistics include patients under treatment at affiliated pediatric dental practices, in addition to affiliated orthodontic practices. As of March 31, 2003, 56,328 patients were under treatment at affiliated pediatric dental practices as compared with 33,178 patients as of March 31, 2002. As of March 31, 2003 and March 31, 2002, the Company was affiliated with 29 and 28 pediatric dental practices, respectively.

(6)	Amounts represent the number of patients who began treatment by our affiliated practices during the periods presented.

-MORE-

OCA Announces First Quarter 2003 Results

May 15, 2003

ORTHODONTIC CENTERS OF AMERICA, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
For the Three Months Ended March 31, 2003 and 2002
(In thousands, except per share data)

	Three Months Ended
	March 31,

	2003	2002

Fee revenue	$100,639	$111,323
Direct expenses:
Employee costs	29,301	31,827
Orthodontic supplies	10,596	9,578
Rent	9,503	10,075
Marketing and advertising	6,242	8,950

Total direct expenses	55,642	60,430
General and administrative	12,949	14,404
Depreciation	3,933	2,815
Amortization	2,728	2,640

Operating profit	25,387	31,034
Interest expense, net	(1,429)	(1,348)
Non-controlling interest in subsidiary	(14)	23

Income before income taxes	23,944	29,709
Provision for income taxes	9,039	11,215

Net income	$14,905	$18,494

Net income per share:
Basic	$0.30	$0.36

Diluted	$0.30	$0.36

Weighted average shares outstanding:
Basic	50,197	50,969

Diluted	50,402	51,787

UNAUDITED CASH FLOW HIGHLIGHTS
(In thousands)

	Three Months Ended
	March 31,

	2003	2002

Net cash provided by operating activities	$12,884	$21,532
Net cash used in investing activities	(6,107)	(9,839)

Free cash flow (1)	6,777	11,693
Net cash used in financing activities	(1,963)	(7,525)
Change in cash and cash equivalents	$4,604	$2,328

(1)	Amounts represent net cash provided by operating activities minus net cash used in investing activities for the period presented, which are disclosed immediately above. We have included free cash flow because management believes that investors place importance on that statistic and that the statistic is important for a proper understanding of the cash generated by the Company’s operations.

-MORE-

OCA Announces First Quarter 2003 Results

May 15, 2003

ORTHODONTIC CENTERS OF AMERICA, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

	Unaudited	Audited
	March 31,	Dec. 31,
	2003	2002

ASSETS
Current assets:
Cash and cash equivalents	$12,126	$7,522
Current portion of service fees receivable, net of allowance for uncollectible amounts of $5,271 at March 31, 2003 and $5,095 at December 31, 2002	73,623	63,448
Current portion of advances to affiliated practices, net of allowance for uncollectible amounts of $2,661 at March 31, 2003 and $2,406 at December 31, 2002	14,580	14,857
Deferred income tax	28,685	37,572
Supplies inventory	12,489	12,526
Prepaid expenses and other assets	7,120	7,439

Total current assets	148,623	143,364
Unreimbursed expense portion of service fees receivable	44,605	43,070
Advances to affiliated practices, less current portion, net	15,796	15,687
Property, equipment and improvements, net	90,476	90,060
Intangible assets, net	218,270	220,383
Goodwill	87,641	87,641
Other assets	11,589	7,040

TOTAL ASSETS	$617,000	$607,245

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,424	$8,048
Accrued salaries and other accrued liabilities	18,153	20,620
Deferred revenue	537	713
Service fee prepayments	5,296	7,743
Current portion of notes payable to affiliated practices	6,973	8,387
Current portion of long-term debt	10,415	8,333

Total current liabilities	47,798	53,844
Deferred income tax liability	8,030	8,030
Notes payable to affiliated practices, less current portion	3,683	4,612
Long-term debt, less current portion	99,483	97,899
Shareholders’ equity:
Preferred stock, $.01 par value: 10,000,000 shares authorized; no shares outstanding	—	—
Common stock, $.01 par value: 100,000,000 shares authorized; approximately 51,318,000 shares issued and outstanding at March 31, 2003 and 51,268,000 shares at December 31, 2002	513	512
Additional paid-in capital	218,244	217,840
Retained earnings	255,816	240,911
Accumulated other comprehensive loss	(1,586)	(1,376)
Less cost of approximately 1,093,000 shares of treasury stock at March 31, 2003 and 1,097,000 at December 31, 2002	(14,981)	(15,027)

Total shareholders’ equity	458,006	442,860

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$617,000	$607,245

-END-